Exhibit 25.01

___________________________________________________________________

SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

_________________________

FORM T-1

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF
A CORPORATION DESIGNATED TO ACT AS TRUSTEE

___________________________________________

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF
A TRUSTEE PURSUANT TO SECTION 305(b)(2) ________

________________________________________

JPMorgan Chase Bank
(Exact name of trustee as specified in its charter)

New York	13-4994650
(State of incorporation if not a national bank)	(I.R.S. employer identification No.)

270 Park Avenue
New York, New York 9;	10017
(Address of principal executive offices)	(Zip Code)

William H. McDavid
General Counsel
270 Park Avenue
New York, New York 10017
Tel: (212) 270-2611

(Name, address and telephone number of agent for service)

____________________________________________

Entergy Gulf States, Inc.
(Exact name of obligor as specified in its charter)

Texas	74-0662730
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer ; identification No.)

350 Pine Street
Beaumont, Texas	77701
(Address of principal executive offices)	(Zip Code)

First Mortgage Bonds, 3.6% Series Due June 1, 2008
First Mortgage Bonds, 6.20% Series Due July 1, 2033
First Mortgage Bonds, 5.25% Series Due August 1, 2015

(Title of the indenture securities)

GENERAL

Item 1. General Information.

Furnish the following information as to the trustee:

(a) Name and address of each examining or supervising authority to which it is subject.

New York State Banking Department, State House, Albany, New York 12110.

Board of Governors of the Federal Reserve System, Washington, D.C., 20551

Federal Reserve Bank of New York, District No. 2, 33 Liberty Street, New York, N.Y.

Federal Deposit Insurance Corporation, Washington, D.C., 20429.

(b) Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2. Affiliations with the Obligor and Guarantors.

If the obligor or any Guarantor is an affiliate of the trustee, describe each such affiliation.

None.

Item 16. List of Exhibits

List below all exhibits filed as a part of this Statement of Eligibility.

1. A copy of the Restated Organization Certificate of the Trustee dated March 25, 1997 and the Certificate of Amendment dated October 22, 2001 (see Exhibit 1 to Form T-1 filed in connections with Registration Statement No. 333-76894, which is incorporated by reference.)

2. A copy of the Certificate of Authority of the Trustee to Commence Business (see Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference). On November 11, 2001, in connection with the merger of The Chase Manhattan Bank and Morgan Guaranty Trust Company of New York, the surviving corporation was renamed JPMorgan Chase Bank.

3. None, authorization to exercise corporate trust powers being contained in the documents identified above as Exhibits 1 and 2.

4. A copy of the existing By-Laws of the Trustee (see Exhibit 4 to Form T-1 filed in connection with Registration Statement 333-76894, which is incorporated by reference.)

5. Not applicable.

6. The consent of the Trustee required by Section 321(b) of the Act (see Exhibit 6 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference). On November 11, 2001, in connection with the merger of The Chase Manhattan Bank and Morgan Guaranty Trust Company of New York, the surviving corporation was renamed JPMorgan Chase Bank.

7. A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority.

8. Not applicable.

9. Not applicable.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, JPMorgan Chase Bank, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York, on the 22nd day of December , 2003.

JPMORGAN CHASE BANK

By _/s/James D.Heaney_______________
James D. Heaney
Vice President

Exhibit 7 to Form T-1

Bank Call Notice

RESERVE DISTRICT NO. 2
CONSOLIDATED REPORT OF CONDITION OF

JPMorgan Chase Bank
of 270 Park Avenue, New York, New York 10017
and Foreign and Domestic Subsidiaries,
a member of the Federal Reserve System,

at the close of business September 30, 2003, in
accordance with a call made by the Federal Reserve Bank of this
District pursuant to the provisions of the Federal Reserve Act.

Dollar Amounts
ASSETS                                                                                                                                                                                                 9; 9; in Millions

Cash and balances due from depository institutions:
    Noninterest-bearing balances and
    currency and coin                                                                     $ 17,578
    Interest-bearing balances                                                               9,823

Securities:
Held to maturity securities                                                                   210
Available for sale securities                                                             57,792
Federal funds sold and securities purchased under
    agreements to resell
    Federal funds sold in domestic offices                                            9,491
    Securities purchased under agreements to resell                            91,241
Loans and lease financing receivables:
    Loans and leases held for sale                                                      35,681
    Loans and leases, net of unearned income      $170,168
    Less: Allowance for loan and lease losses              3,448
    Loans and leases, net of unearned income and allowance            166,720
Trading Assets                                                                               178,938
Premises and fixed assets (including capitalized leases)                       6,057
Other real estate owned                                                                         110
Investments in unconsolidated subsidiaries and associated companies     732
Customers' liability to this bank on acceptances
    outstanding                                                                                        260
Intangible assets
    Goodwill                                                                                          2,198
    Other Intangible assets                                                                     4,096
Other assets                                                                                     57,193

TOTAL ASSETS                                              $638,120
                                                                                             =====

LIABILITIES

Deposits
    In domestic offices                                                                              $188,866
    Noninterest-bearing                 $76,927
    Interest-bearing                       111,939
    In foreign offices, Edge and Agreement
       subsidiaries and IBF's                                                                          124,493
    Noninterest-bearing                 $ 6,439
        Interest-bearing               .. 118,054

Federal funds purchased and securities sold under agreements to repurchase:
    Federal funds purchased in domestic offices                                              4,679
    Securities sold under agreements to repurchase                                       82,206
Trading liabilities                                                                                     136,012
Other borrowed money (includes mortgage indebtedness
    and obligations under capitalized leases)                                                  24,937
Bank's liability on acceptances executed and outstanding                                 260
Subordinated notes and debentures                                                                8,040
Other liabilities                                                                                           31,270
TOTAL LIABILITIES                                                                             600,763
Minority Interest in consolidated subsidiaries                                                  358

EQUITY CAPITAL

Perpetual preferred stock and related surplus                                                       0
Common stock                                                                                            1,785
Surplus (exclude all surplus related to preferred stock)                                16,306
Retained earnings                                                                                       18,875
Accumulated other comprehensive income                                             33
Other equity capital components                                                                        0
TOTAL EQUITY CAPITAL                                                                   36,999

TOTAL LIABILITIES, MINORITY INTEREST, AND
    EQUITY CAPITAL                                                                          $638,120
                                                                                                              =======

I, Joseph L. Sclafani, E.V.P. & Controller of the above-named bank, do hereby declare that this Report of Condition has
been prepared in conformance with the instructions issued
by the appropriate Federal regulatory authority and is true
to the best of my knowledge and belief.

                                            JOSEPH L. SCLAFANI

We, the undersigned directors, attest to the correctness
of this Report of Condition and declare that it has been
examined by us, and to the best of our knowledge and
belief has been prepared in conformance with the in-
structions issued by the appropriate Federal regulatory
authority and is true and correct.

                                WILLIAM B. HARRISON, JR. )
                                LAWRENCE A. BOSSIDY ) DIRECTORS
                                ELLEN V. FUTTER )